EXHIBIT 99.1

NEWS	Contact: Clay Williams
(713) 346-7606

FOR IMMEDIATE RELEASE

NATIONAL OILWELL VARCO ANNOUNCES

FIRST QUARTER 2012 EARNINGS AND BACKLOG

HOUSTON, TX, April 25, 2012 — National Oilwell Varco, Inc. (NYSE: NOV) today reported that for its first quarter ended March 31, 2012 it earned net income of $606 million, or $1.42 per fully diluted share, compared to fourth quarter ended December 31, 2011 net income of $574 million, or $1.35 per fully diluted share. The first quarter 2012 results included transaction costs totaling $7 million pre-tax, and, excluding these, earnings were $612 million, or $1.44 per fully diluted share. Earnings per share improved 44 percent from the first quarter of 2011 and five percent from the fourth quarter of 2011, excluding transaction and devaluation charges from all periods.

Revenues for the first quarter of 2012 were $4.3 billion, an increase of one percent from the fourth quarter of 2011 and an increase of 37 percent from the first quarter of 2011. Operating profit for the quarter, excluding the transaction and devaluation charges, was $881 million, or 20.5 percent of sales. Sequentially, first quarter operating profit increased two percent, resulting in operating profit flow-through (change in operating profit divided by the change in revenue) of 48 percent, excluding transaction and devaluation charges. Year-over-year first quarter operating profit increased 40 percent, resulting in operating profit flow-through of 22 percent, excluding transaction and devaluation charges.

Capital equipment orders for the Company’s Rig Technology segment increased 15 percent sequentially to $1.91 billion during the first quarter, reflecting higher demand for drilling equipment for new build offshore rigs. At March 31, 2012 the segment’s backlog was $10.36 billion, up two percent from the end of the fourth quarter.

Pete Miller, Chairman, President and CEO of National Oilwell Varco, remarked, “Our Company got off to a good start in the first quarter of 2012, with strong results in all three segments. Our Petroleum Services & Supplies group performed exceptionally well, helped by high levels of oilfield activity which is spurring demand for all our products and services. National Oilwell Varco continues to provide critical, enabling technologies to improve the efficiency and safety of oil and gas operations around the globe.

Our outlook for demand for our capital equipment is very strong and our expectations high for the remainder of the year. Overall, efficient execution of orders in our backlog, innovation in our leading technologies, commitment to great service, and, most importantly, the hard work of the best team in the industry, led to solid earnings again this quarter.”

Rig Technology

First quarter revenues for the Rig Technology segment were $2.26 billion, a decrease of two percent from the fourth quarter of 2011 and an increase of 40 percent from the first quarter of 2011. Operating profit for this segment was $551 million, or 24.4 percent of sales. Operating profit flow-through was 20 percent from the first quarter of 2011 to the first quarter of 2012. Revenue out of backlog for the segment increased 52 percent year-over-year, and was down four percent from the fourth quarter of 2011, to $1.71 billion for the first quarter of 2012.

Petroleum Services & Supplies

Revenues for the first quarter of 2012 for the Petroleum Services & Supplies segment were $1.70 billion, up nine percent compared to fourth quarter 2011 results and up 35 percent from the first quarter of 2011. Operating profit was $388 million, or 22.8 percent of revenue, an increase of 29 percent from the fourth quarter of 2011. Operating profit flow-through was 65 percent sequentially and 32 percent from the first quarter of 2011 to the first quarter of 2012.

Distribution & Transmission

The Distribution & Transmission segment generated first quarter revenues of $564 million, which were essentially flat from the fourth quarter of 2011 and represented a 38 percent increase from the first quarter of 2011. First quarter operating profit was $43 million, or 7.6 percent of sales. Operating profit flow-through was 10 percent from the first quarter of 2011 to the first quarter of 2012.

The Company has scheduled a conference call for April 25, 2012, at 8:00 a.m. Central Time to discuss first quarter results. The call will be broadcast through the Investor Relations link on National Oilwell Varco’s web site at www.nov.com, and a replay will be available on the site for thirty days following the conference. Participants may also join the conference call by dialing 1-800-447-0521 within North America or 1-847-413-3238 outside of North America five to ten minutes prior to the scheduled start time, and ask for the “National Oilwell Varco Earnings Conference Call.”

National Oilwell Varco is a worldwide leader in the design, manufacture and sale of equipment and components used in oil and gas drilling and production operations, the provision of oilfield services, and supply chain integration services to the upstream oil and gas industry.

Statements made in this press release that are forward-looking in nature are intended to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to documents filed by National Oilwell Varco with the Securities and Exchange Commission, including the Annual Report on Form 10-K, which identify significant risk factors which could cause actual results to differ from those contained in the forward-looking statements.

- more -

NATIONAL OILWELL VARCO, INC.

CONSOLIDATED BALANCE SHEETS

(In millions, except share data)

	March 31,	December 31,
	2012	2011
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$3,390	$3,535
Receivables, net	3,330	3,291
Inventories, net	4,528	4,030
Costs in excess of billings	810	593
Deferred income taxes	352	336
Prepaid and other current assets	426	325

Total current assets	12,836	12,110

Property, plant and equipment, net	2,531	2,445
Deferred income taxes	204	267
Goodwill	6,206	6,151
Intangibles, net	4,004	4,073
Investment in unconsolidated affiliate	409	391
Other assets	97	78

	$26,287	$25,515

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,009	$901
Accrued liabilities	2,172	2,376
Billings in excess of costs	965	865
Current portion of long-term debt and short-term borrowings	351	351
Accrued income taxes	649	709
Deferred income taxes	299	214

Total current liabilities	5,445	5,416

Long-term debt	159	159
Deferred income taxes	1,847	1,852
Other liabilities	316	360

Total liabilities	7,767	7,787

Commitments and contingencies

Stockholders’ equity:
Common stock – par value $.01; 426,184,373 and 423,900,601 shares issued and outstanding at March 31, 2012 and December 31, 2011	4	4
Additional paid-in capital	8,650	8,535
Accumulated other comprehensive income (loss)	104	(23)
Retained earnings	9,658	9,103

Total Company stockholders’ equity	18,416	17,619
Noncontrolling interests	104	109

Total stockholders’ equity	18,520	17,728

	$26,287	$25,515

NATIONAL OILWELL VARCO, INC.

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(In millions, except per share data)

	Three Months Ended
	March 31,		December 31,
	2012	2011	2011
Revenue:

Rig Technology	$2,259	$1,608	$2,316

Petroleum Services & Supplies	1,704	1,265	1,570

Distribution & Transmission	564	410	560

Eliminations	(224)	(137)	(187)

Total revenue	4,303	3,146	4,259

Gross profit	1,271	994	1,287

Gross profit %	29.5%	31.6%	30.2%

Selling, general, and administrative	390	366	427

Transaction and devaluation costs	7	19	12

Operating profit	874	609	848

Interest and financial costs	(8)	(14)	(9)
Interest income	3	4	5
Equity income in unconsolidated affiliate	17	13	12
Other income (expense), net	(13)	(19)	(13)

Income before income taxes	873	593	843

Provision for income taxes	269	189	270

Net income	604	404	573

Net loss attributable to noncontrolling interests	(2)	(3)	(1)

Net income attributable to Company	$606	$407	$574

Net income attributable to Company per share:

Basic	$1.43	$0.97	$1.36

Diluted	$1.42	$0.96	$1.35

Weighted average shares outstanding:

Basic	423	420	422

Diluted	426	423	425

NATIONAL OILWELL VARCO, INC.

OPERATING PROFIT – AS ADJUSTED SUPPLEMENTAL SCHEDULE (Unaudited)

(In millions)

	Three Months Ended
	March 31,		December 31,
	2012	2011	2011
Revenue:

Rig Technology	$2,259	$1,608	$2,316

Petroleum Services & Supplies	1,704	1,265	1,570

Distribution & Transmission	564	410	560

Eliminations	(224)	(137)	(187)

Total Revenue	$4,303	$3,146	$4,259

Operating profit:

Rig Technology	$551	$422	$603

Petroleum Services & Supplies	388	246	301

Distribution & Transmission	43	28	45

Unallocated expenses and eliminations	(101)	(68)	(89)

Total operating profit (before other costs)	$881	$628	$860

Operating profit %:

Rig Technology	24.4%	26.2%	26.0%

Petroleum Services & Supplies	22.8%	19.4%	19.2%

Distribution & Transmission	7.6%	6.8%	8.0%

Other unallocated	—	—	—

Total operating profit % (before other costs)	20.5%	20.0%	20.2%

NATIONAL OILWELL VARCO, INC.

AS ADJUSTED EBITDA RECONCILIATION EXCLUDING TRANSACTION AND DEVALUATION COSTS

(Unaudited)

(In millions)

	Three Months Ended
	March 31,		December 31,
	2012	2011	2011
Reconciliation of EBITDA excluding other costs (Note 1):
GAAP net income attributable to Company	$606	$407	$574
Provision for income taxes	269	189	270
Interest expense	8	14	9
Depreciation and amortization	148	135	142

EBITDA	1,031	745	995

Other costs:
Transaction costs	7	2	12
Libya asset write-down	—	17	—

EBITDA excluding other costs (Note 1)	$1,038	$764	$1,007

Note 1: EBITDA means earnings before taxes, interest, depreciation, amortization, and other costs, and is a non-GAAP measurement. Management uses EBITDA because it believes it provides useful supplemental information regarding the Company’s on-going economic performance and, therefore, uses this financial measure internally to evaluate and manage the Company’s operations. The Company has chosen to provide this information to investors to enable them to perform more meaningful comparisons of operating results and as a means to emphasize the results of on-going operations.

CONTACT:	National Oilwell Varco, Inc.
Clay Williams, (713) 346-7606
Clay.Williams@nov.com